EXHIBIT 21 - Active Subsidiaries of Registrant

                                                     State of
Name                                               Incorporation
----                                               -------------

Kinro, Inc.                                          Ohio

Kinro Manufacturing, Inc.                            Delaware

Kinro Holding, Inc.                                  New York

Kinro Texas Limited Partnership                      Texas Partnership

Kinro Tennessee Limited Partnership                  Tennessee Partnership

Lippert Components, Inc.                             Delaware

Lippert Holding, Inc.                                New York

Lippert Components
  Manufacturing, Inc.                                Delaware

Lippert Components, Texas
  Limited Partnership                                Texas

Lippert Tire & Axle, Inc.                            Delaware

Lippert Tire & Axle Holding, Inc.                    New York

Lippert Tire & Axle, Texas
  Limited Partnership                                Texas Partnership

Coil Clip, Inc.                                      Delaware